UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant’s telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

As of October 28, 2011, Turbosonic Technologies, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Dutchess Opportunity Fund, II, LP (“Dutchess”) for the sale of up to $3.0 million of shares of the Company’s common stock over a three-year commitment period. Under the terms of the Investment Agreement, the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to Dutchess at 95% of a recent average market price at the time of such issuance, provided that in no event shall such price be lower than $0.33 per share. In connection with the Investment Agreement, the Company paid Dutchess a $15,000 document preparation fee.

The amount of each advance under the Investment Agreement is generally limited to the greater of 200% of the average daily volume traded in the United States of the Company’s common stock for the three consecutive trading days prior to the date the Company requests the advance, multiplied by the average of the three daily closing prices immediately preceding the date of the advance notice, or $50,000. The Company is not obligated to utilize any of the $3.0 million available under the Investment Agreement and there are no minimum commitments or minimum use penalties. The total amount of funds that ultimately can be raised under the Investment Agreement over its three-year terms will depend on the market price for the Company’s common stock and the number of shares actually sold.

The Investment Agreement does not impose any restrictions on the Company’s operating activities. During the term of the Investment Agreement, Dutchess is prohibited from engaging in any short selling related to the Company’s common stock.

Also as of October 28, 2011, the Company and Dutchess entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission no later than November 18, 2011 and thereafter, exert its commercially reasonable best efforts to cause such registration statement to be declared effective so as to enable Dutchess to resell the shares of common stock that may be issued to Dutchess under the Investment Agreement on a registered basis under the Securities Act of 1933.

A copy of the Investment Agreement is attached hereto as Exhibit 4.1 and incorporated by reference herein. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated by reference herein.

The Investment Agreement and Registration Rights Agreement, which were executed by the parties on September 19, 2011 and filed as exhibits to the Company’s Current Report on Form 8-K on September 22, 2011, have been terminated.

Exhibit 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Investment Agreement dated as of October 28, 2011 between Tursosonic Technologies, Inc. and Dutchess Opportunity Fund, II, LP.

4.2	Registration Rights Agreement dated as of October 28, 2011 between Tursosonic Technologies, Inc. and Dutchess Opportunity Fund, II, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2011

TURBOSONIC TECHNOLOGIES, INC.

By: /s/ Edward F. Spink
       Name: Edward F. Spink
       Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Investment Agreement dated as of October 28, 2011 between Tursosonic Technologies, Inc. and Dutchess Opportunity Fund, II, LP.

4.2	Registration Rights Agreement dated as of October 28, 2011 between Tursosonic Technologies, Inc. and Dutchess Opportunity Fund, II, LP.